Contact	Robert Grover	FOR IMMEDIATE RELEASE August 28, 2015
Telephone	800-429-3110 ext. 119
Email	Robert@Edventures.com
Website	www.Edventures.com

PCS Edventures! Announces K12 Robotics System Upgrades

PCS Cortex and The Brain provide K12 teachers with an easy-to-use and teach robotics solution.

Boise, Idaho, August 31, 2015 -- PCS Edventures!.com, Inc. (OTCQB: PCSV), a leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs today announced impending updates to its robotics software and hardware platform.

The PCS Edventures! Robotics system is comprised of The Brain, a highly versatile micro-controller and the Cortex, an engaging and easy-to-use programming environment that makes programming fun. This system provides a naturally enabling platform for engaging students in a variety of areas including computer programming, physics, math, and other topics. PCS Robotics products range from full-scale robotics lab implementations to its RiQ robot kit designed for home users.

The impending product release of version 5.09 will include a local compiling option for end users with Win/Mac desktops or laptops. Tablet-based users will continue to use cloud compiling which provides the end user with the ability to author code, compile, and download to The Brain from Android and iOS based tablets. Local compiling was requested by International customers who frequently face more Internet and bandwidth constraints than customers in the United States.

Additional features that will be released soon in the Cortex include cloud based user management, file sharing, and user account linking so students can easily access and continue programming exercises from their home, or any Internet connected location.

Robert Grover, PCS Co-CEO, said of the upgrades, “We’re delighted to give our International customers the upgraded features they needed, and continue to grow more excited about the K12 robotics space daily. Our K12 robotics product roadmap is well researched, and is designed to provide a solution that works well for students at home, in the classroom, and in after-school environments. To this end, we’ve designed it to be simple and inexpensive for K12 educators to get started in classroom robotics, but robust enough that more sophisticated users will be able to challenge themselves and their students.”

The PCS Robotics system provides a number of unique benefits to robotics teachers including open hardware and software options that include physical hooks for all major building systems as well as open architecture electronics and software options. The robotics system and educational materials will be reviewed in-depth in the upcoming November/December issue of Robot Magazine on newsstands in mid-September.

To learn more about PCS Robotics and our growing line of robotics education solutions, visit the Edventures! website at www.edventures.com.

About PCS Edventures!

PCS Edventures!.com, Inc. (OTCQB:PCSV) designs and delivers educational products and services to the K-12 market that develop 21st century skills. PCS programs emphasize hands-on experiences in Science, Technology, Engineering, Arts, and Math (STEAM) and have been deployed at over 7,000 sites in all 50 United States and 17 foreign countries. Additional information on our STEAM products is available at http://www.edventures.com.

PCS Edventures is headquartered in Boise, Idaho, and is listed on the OTC QB platform under the symbol "PCSV."

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This update includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as PCS Edventures, Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statement.

Contact Information:

Investor Contact: Robert Grover (800) 429-3110, robert@edventures.com

Investor Relations Web Site: pcsv.global

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